SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”), is made as of October 9, 2002, by and between Gary J. Missigman (“Missigman”), individually and as debtor and debtor-in-possession, and USI Northeast, Inc. (“USI Northeast”). Missigman and USI Northeast are referred to collectively herein as the “Parties”. U.S.I. Holdings Corporation (“USI Holdings”) is a signatory to this Agreement only as a guarantor under Paragraph 2 hereof.

WHEREAS, Missigman was formerly employed by USI Northeast, and such employment terminated in March 1999;

WHEREAS, on July 1, 1999, Missigman commenced a federal court action against USI Northeast and The Zurich American Insurance Company (“Zurich”) in the United States District Court for the Southern District of New York, Gary J. Missigman v. USI Northeast, Inc. and The Zurich American Insurance Company, 99 Civ. 4763 (CM) (the “Litigation”);

WHEREAS, USI Northeast has answered the complaint and denied having any liability to Missigman and has asserted counterclaims against Missigman;

WHEREAS, pursuant to a February 7, 2001 Memorandum Decision and Order, the Court granted in part and denied in part USI Northeast’s motion for summary judgment, granted Zurich’s motion for summary judgment and denied Missigman’s motion for summary judgment on USI Northeast’s counterclaims;

WHEREAS, on December 17, 2001, Missigman and Melinda Missigman filed a Voluntary Petition commencing a Chapter 11 bankruptcy case, In re Gary and Melinda Missigman, No. 01-51490-ahws (the “Bankruptcy Case”), in the United States Bankruptcy Court for the District of Connecticut (the “Bankruptcy Court”);

WHEREAS, Missigman is a debtor-in-possession in the Bankruptcy Case, and his claims in the Litigation are property of the bankruptcy estate (the “Bankruptcy Estate”) pursuant to 11 U.S.C. § 541;

WHEREAS, USI Northeast has filed a proof of claim in the Bankruptcy Case; and

WHEREAS, the Parties wish to avoid the inherent burden, expense and uncertainties associated with litigation and to resolve and settle the claims and controversies between them, and to provide for certain agreement upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Bankruptcy Court Approval

This Agreement is contingent upon approval by the Bankruptcy Court pursuant to Rule 9019 of the Bankruptcy Rules. This Agreement shall not be effective until an order is entered by the Bankruptcy Court approving this Agreement and such order shall not be subject to stay, modification, reconsideration or appeal (the “Effective Date”).

2.	Payment

As a full and final settlement of the Litigation and in consideration for the releases and other considerations set forth herein, USI Northeast shall pay the amount of $750,000 in cash or cash equivalent (the “Settlement Amount”) into an interest bearing account of Zeisler & Zeisler, P.C. to be disbursed pursuant to further order of the Bankruptcy Court. The Settlement Amount shall be paid on or before the later of (i) seven days after the Effective Date or (ii) January 3, 2002.

USI Holdings guarantees the payment of the Settlement Amount in the event USI Northeast shall fail to make payment thereof. If, within ninety (90) days of payment of the Settlement Amount, there is a bankruptcy filing or other insolvency proceedings by or against the payor of the Settlement Fund (whether USI Northeast or USI Holdings) that requires Missigman to return any portion of the Settlement Fund, this Agreement shall be null and void ab initio.

3.	Release By Missigman

Missigman, for himself and the Bankruptcy Estate, releases and discharges USI Holdings, USI Northeast, Zurich, each of their present and former parents, subsidiaries, and affiliates, and each of their present and former officers, directors, employees, attorneys, insurers, agents, heirs, executors, administrators, successors and assigns (together, the “USI-Zurich Releasees”), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity (collectively, a “Claim”), which against any of the USI-Zurich Releasees, Missigman or his heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release.

Without limiting the foregoing, Missigman specifically acknowledges that this release is intended to and does release:

(a)    any claims arising out of his employment or the termination thereof;

(b)    any claims arising under the Age Discrimination in Employment Act (“ADEA”), as amended, 29 U.S.C. § 621 etseq.;

(c)    any claims arising under the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1000 etseq.; and

(d)    any claims arising under any federal, state, or local civil rights, human rights, anti-discrimination, employment discrimination or harassment, labor, employment, contract or libel or other tort law, rule, regulation, order or decision, including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 etseq., Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 etseq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e etseq., the federal Civil Rights Act of 1991, as each of these laws has been amended.

4.	Release By USI Northeast and USI Holdings

USI Northeast, USI Holdings and each of their former and present parents, subsidiaries, affiliates, heirs, executors, administrators, successors and assigns (together, the “USI Releasors”) each releases and discharges Missigman and his present and former attorneys, insurers, agents, heirs, executors, administrators, successors and assigns (together, the “Missigman Releasees”), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against any of the Missigman Releasees, the USI Releasors ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this release.

5.	Released Claims

Each of the Parties agrees and covenants that it will not file or cause to be filed any lawsuit, arbitration or other proceeding asserting any Claim released by the foregoing releases. In the event a Party files any such lawsuit, arbitration or other proceeding, the Party so filing will indemnify the other Party for all costs incurred in defending against such proceeding, including attorneys fees.

6.	Effectiveness of Releases

The general releases set forth in Paragraph 3 and 4 above shall not take effect until payment of the Settlement Amount has been made pursuant to Paragraph 2.

7.	Dismissal of the Litigation

Upon execution of this Agreement, Missigman and USI Northeast shall jointly inform the Court in the Litigation of the Agreement and request that the Litigation be stayed or otherwise ordered inactive pending Bankruptcy Court approval of the Agreement and payment of the Settlement Amount. Upon the execution of this Agreement, the Parties, through their counsel, shall execute the Stipulation annexed hereto as Exhibit A. Counsel for Missigman shall cause the executed Stipulation to be filed with the Court promptly after payment of the Settlement Amount.

8.	Disallowance of Proof of Claim

On the Effective Date, USI Northeast’s POC shall be deemed disallowed.

9.	No Admission of Liability

Neither this Agreement, nor anything contained herein shall be construed as an admission by any Party that it has in any respect violated or abridged any Federal, State, or local law or any contractual or other right or obligation that it may owe or may have owed to any other party.

10.	Right of Revocation

Although this Agreement is dated as of October 9, 2002 and has been executed as of that day, the parties acknowledge that Missigman shall have a period of twenty-one (21) days from October 9, 2002 in which he may consider and revoke this Agreement. Missigman acknowledges that this provision provides him with more than seven (7) days in which to revoke the Agreement after its execution.

In the event Missigman revokes this Agreement pursuant to the foregoing paragraph or asserts that the release executed by him as contemplated by this Agreement is invalid on the grounds that his entry into this Agreement was not knowing or voluntary within the meaning of the Older Workers Benefit Protection Act of 1990, this Agreement shall be null and void and Missigman agrees to repay promptly all amounts paid to him pursuant to this Agreement, and the Stipulation annexed as Exhibit A shall not be filed and shall be null and void.

11.	Governing Law

This Agreement shall be subject to, governed by, and construed and enforced pursuant to the laws of the State of New York without regard to its choice of law principles.

12.	Entire Agreement and Severability

This Agreement constitutes the entire agreement between and among the Parties regarding the subject matter hereof, superseding all prior written and oral agreements. Without limiting the foregoing, the Parties expressly agree that any and all prior oral or written agreements concerning the employment of Missigman are terminated, canceled and of no further force or effect.

With respect to the subject matter of this Agreement, no Party shall be bound by any representations, warranties, promises, statements or information unless set forth herein. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect. This Agreement has been jointly drafted by the Parties, none of whom shall be deemed to be its drafter for purposes of any rule of law which construes a document against the person who drafted it.

13.	Voluntary Execution And Representation By Counsel

The Parties acknowledge that they have carefully read this Agreement and understand all of its terms including the full and final release of claims set forth above. The Parties further acknowledge that they have voluntarily entered into this Agreement; that they have not relied upon any representation or statement, written or oral, not set forth in this Agreement; that the only consideration for signing this Agreement is as set forth herein; and that they have had this Agreement reviewed by their attorneys and have received advice from their attorneys with which they are satisfied.

14.	Amendment or Modification

No amendment or modification of the Agreement shall be valid unless it is in writing and signed by all of the Parties hereto.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

/S/ GARY J. MISSIGMAN
GARY J. MISSIGMAN

STATE OF NEW YORK, COUNTY OF WESTCHESTER

On October 10, 2002, before me, the undersigned, personally appeared Gary J. Missigman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ JAMES P. DONOHUE, JR.
Notary Public

USI NORTHEAST, INC.

By: /S/ ERNEST J. NEWBORN, II
Name: Ernest J. Newborn, II
Title:   Secretary

STATE OF CALIFORNIA, COUNTY OF CALIFORNIA

On October 9, 2002, before me, the undersigned, personally appeared Ernest J. Newborn, II, personally known to me to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ DONNA J. DOXLEY-BOWERS
Notary Public

Only With Respect to the Guarantee Provided in
Paragraph 2 of the Agreement:

U.S.I. HOLDINGS CORPORATION

By: /S/ ERNEST J. NEWBORN, II
Name: Ernest J. Newborn, II
Title:   Senior Vice President, General Counsel and Secretary

STATE OF CALIFORNIA, COUNTY OF SAN FRANCISCO

On October 9, 2002, before me, the undersigned, personally appeared Ernest J. Newborn, II, personally known to me to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ DONNA J. DOXLEY-BOWERS
Notary Public

EXHIBIT A

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

GARY J. MISSIGMAN, Plaintiff, — against— USI NORTHEAST, INC. and THE ZURICH AMERICAN INSURANCE COMPANY, Defendants.	99 Civ. 4763 (CM)

STIPULATION OF VOLUNTARY DISMISSAL WITH PREJUDICE

Plaintiff Gary J. Missigman and defendant USI Northeast, Inc. hereby voluntarily dismiss the above-captioned action with prejudice pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure. Each party shall bear its own fees and costs.

Dated:                     , 2002

GILBRIDE, TUSA, LAST & SPELLANE

By:
James P. Donohue, Jr. (JD-5629)
420 Lexington Avenue, Suite 3005
New York, New York 10170
(212) 692-9666
Attorneys for Plaintiff

CAHILL GORDON & REINDEL

By:
David G. Januszewski (DJ-4608)
80 Pine Street
New York, New York 10005
(212) 701-3000

Attorneys for Defendant USI Northeast Inc.

SO ORDERED:

United States District Court